SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    May 13, 2019 (May 8, 2019)

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway SE, Suite 300 Atlanta, Georgia	30339-3194
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (678) 402-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On May 8, 2019, the Board of Directors (the “Board”) of Aaron’s, Inc. (the “Company”) elected Kelly Barrett to serve as a director of the Company, upon the recommendation of the Nominating and Corporate Governance Committee. The Board also appointed Ms. Barrett to serve on the Audit Committee and the Nominating and Corporate Governance Committee. The Board has determined that: (i) Ms. Barrett is “independent” under the rules of the New York Stock Exchange (“NYSE”) and under the Company’s Corporate Governance Guidelines; (ii) she satisfies the independence requirements of the NYSE and Securities and Exchange Commission (“SEC”) rules applicable to audit committee members; and (iii) she is an “audit committee financial expert,” as defined by SEC rules.
Ms. Barrett has no arrangements or understandings pursuant to which she was elected as a director and does not have any transactions reportable under Item 404(a) of Regulation S-K. Ms. Barrett will receive the same compensation as the Company’s other non-employee directors, which is described in the Company’s proxy statement filed with the SEC on March 28, 2019.
The May 8, 2019 press release announcing the election of Ms. Barrett to the Company’s Board is attached hereto as Exhibit 99.1, and incorporated herein by reference.
ITEM 5.07.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On May 8, 2019, the Company held its 2019 annual meeting of shareholders (the “Annual Meeting”) in Atlanta, Georgia. As of March 4, 2019, the record date for the Annual Meeting, there were 67,778,066 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A total of 64,364,263 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy, which was 95% of the aggregate number of shares of common stock entitled to vote at the Annual Meeting. At the Annual Meeting, the Company’s shareholders took the actions listed below and elected each of the director nominees to serve as directors until the expiration of such director’s term at the Company’s 2020 annual meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation, removal from office or death, having cast the following votes:

Proposal 1 – Election of directors

	For	Against	Abstain	Non-Votes
Kathy T. Betty	60,937,508	269,452	100,521	3,056,782
Douglas C. Curling	60,626,217	582,595	98,669	3,056,782
Cynthia N. Day	58,503,819	2,707,339	96,323	3,056,782
Curtis L. Doman	60,703,209	506,032	98,240	3,056,782
Walter G. Ehmer	61,016,385	192,541	98,555	3,056,782
Hubert L. Harris, Jr.	60,997,640	210,628	99,213	3,056,782
John W. Robinson III	61,109,649	99,509	98,323	3,056,782
Ray M. Robinson	56,940,651	4,133,265	233,565	3,056,782

Proposal 2 – Approval of a non-binding resolution to approve the Company’s executive compensation

For	Against	Abstain	Non-Votes
49,562,241	11,591,874	153,366	3,056,782

Proposal 3 – Approval of the Aaron's, Inc. Amended and Restated 2015 Equity and Incentive Plan

For	Against	Abstain	Non-Votes
59,045,077	2,142,856	119,548	3,056,782

Proposal 4 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019

For	Against	Abstain	Non-Votes
62,387,915	1,859,990	116,358	—

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description

99.1	Press release of Aaron's, Inc., dated May 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Steven A. Michaels
Steven A. Michaels
Chief Financial Officer and
Date: May 13, 2019		President of Strategic Operations